Exhibit 99.1

JOINT FILING AND SOLICITATION AGREEMENT

JOINDER AGREEMENT

WHEREAS, Hummingbird Management, LLC, Hummingbird Value Fund, L.P., Hummingbird Microcap Value Fund, L.P., Tarsier Nanocap Value Fund, L.P., Hummingbird Capital, LLC, Paul D. Sonkin (collectively, the “Hummingbird Entities”), North & Webster, LLC, North & Webster Value Opportunities Fund, LP, North & Webster Fund II, LP, Samuel A. Kidston (collectively, the “North & Webster Entities”), Deep Woods Partners LP, Deep Woods Partners QP, LP, and Todd Rosner (collectively, the “Deep Woods Entities”) entered into a Joinder Agreement on July 10, 2008 (the “July 10 Joinder Agreement”), to the Joint Filing and Solicitation Agreement dated March 13, 2008, for the purpose of seeking representation on the Board of Directors (the “Solicitation”) of SED International Holdings, Inc., a Georgia corporation (the “Company”);

WHEREAS, Allyn R. Earl (“Mr. Earl”) wishes to join the Group (as defined effective with the July 10 Joinder Agreement).

WHEREAS, J.K. Hage III (“Mr. Hage”) wishes to join the Group (as defined effective with the July 10 Joinder Agreement).

NOW, IT IS AGREED, this 12th day of August 2008 by the parties hereto:

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, Mr. Earl agrees to the joint filing on his behalf of statements on Schedule 13D with respect to the securities of the Company to the extent required under applicable securities laws.  Mr. Earl agrees to be bound by the other terms of the Joint Filing and Solicitation Agreement (a copy of which is attached hereto), the terms of which are incorporated herein and made a part hereof.

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, Mr. Hage agrees to the joint filing on his behalf of statements on Schedule 13D with respect to the securities of the Company to the extent required under applicable securities laws.  Mr. Hage agrees to be bound by the other terms of the Joint Filing and Solicitation Agreement (a copy of which is attached hereto), the terms of which are incorporated herein and made a part hereof.

Section 3 of the Joint Filing and Solicitation agreement is hereby amended and restated to read as follows:

3.           The North & Webster Entities, the Hummingbird Entities, the Deep Woods Entities and Mr. Earl (collectively, the “Parties”), shall have the right to pre-approve all expenses in excess of $500.00 incurred in connection with the Group’s activities and agree to pay directly all such expenses on a pro rata basis among the Parties based on the number of Shares in the aggregate beneficially owned by each of the Parties on the date hereof.  In addition to the other expenses to be shared by the Parties pursuant to this Section 3, the reasonable legal fees and expenses of each member of the Group incurred in connection with the Solicitation shall be considered a Group expense.

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

HUMMINGBIRD VALUE FUND, L.P.

By:	Hummingbird Capital, LLC

By:	/s/ Paul D. Sonkin
	Name:	Paul D. Sonkin
	Title:	Managing Member

HUMMINGBIRD MICROCAP VALUE FUND, L.P.

By:	Hummingbird Capital, LLC

By:	/s/ Paul D. Sonkin
	Name:	Paul D. Sonkin
	Title:	Managing Member

TARSIER NANOCAP VALUE FUND, L.P.

By:	Hummingbird Capital, LLC

By:	/s/ Paul D. Sonkin
	Name:	Paul D. Sonkin
	Title:	Managing Member

HUMMINGBIRD MANAGEMENT, LLC

By:	/s/ Paul D. Sonkin
	Name:	Paul D. Sonkin
	Title:	Managing Member

/s/ Paul D. Sonkin
Paul D. Sonkin

NORTH & WEBSTER VALUE OPPORTUNITIES FUND, LP

By:	North & Webster, LLC,
its General Partner

By:	/s/ Samuel A. Kidston
	Name:	Samuel A. Kidston
	Title:	Managing Member

NORTH & WEBSTER FUND II, LP

By:	North & Webster, LLC,
its General Partner

By:	/s/ Samuel A. Kidston
	Name:	Samuel A. Kidston
	Title:	Managing Member

NORTH & WEBSTER, LLC

By:	/s/ Samuel A. Kidston
	Name:	Samuel A. Kidston
	Title:	Managing Member

/s/ Samuel A. Kidston
Samuel A. Kidston

DEEP WOODS PARTNERS LP

By:	/s/ Todd Rosner
	Name:	Todd Rosner
	Title:	Managing Partner

DEEP WOODS PARTNERS QP, LP

By:	/s/ Todd Rosner
	Name:	Todd Rosner
	Title:	Managing Partner

/s/ Todd Rosner
Todd Rosner

/s/ Allyn R. Earl
Allyn R. Earl

/s/ J.K. Hage III
J.K. Hage III